SUPPLEMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

     This Supplement to the Custody and Investment Accounting Agreement is made as of March 14, 2001, by and between each registered investment company listed on Exhibit A hereto (each a "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Supplement without definition shall have the respective meanings given to such terms in the Custody and Investment Accounting Agreement referred to below.

     WHEREAS, the Fund and Investors Fiduciary Trust Company entered into a Custody and Investment Accounting Agreement dated as of April 25, 1996 (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Contract was assigned by Investors Fiduciary Trust Company to Custodian effective January 1, 2000; and

     WHEREAS, the Fund has appointed Custodian as custodian of the assets of the Fund's investment portfolio or portfolios (each such portfolio, together with all other portfolios subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The supplement to the Contract dated June 26, 1999 is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below:

     3.X  Provisions Relating to Rules 17f-5 and 17f-7

     3.X.1. Definitions. Capitalized terms in this Section 3.X shall have the following meanings: -----------

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

     3.X.2. The Custodian as Foreign Custody Manager.

     3.X.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees or Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     3.X.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Supplement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.X.2.3 Scope of Delegated Responsibilities:

          (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

          (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

          (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

          3.X.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

          3.X.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

          3.X.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          3.X.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

          3.X.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

     3.X.3 Eligible Securities Depositories.

          3.X.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

          3.X.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

3.Y. Duties of the Custodian with Respect to Property of the Portfolios Held
     Outside the United States.
     ---------------------------------------------------------------------------

3.Y.1 Definitions. Capitalized terms in this Section 3.Y4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

3.Y.2. Holding Securities.
       ------------------

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

3.Y.3. Foreign Securities Systems.

Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

3.Y.4. Transactions in Foreign Custody Account.

          3.Y.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

          (ii) in connection with any repurchase agreement related to foreign securities;

          (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

          (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

          (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

          (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

          (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

          (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

          (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

          (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (xi) in connection with the lending of foreign securities; and

          (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

          3.Y.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

          (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

          (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

          (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

          (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

          (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (vi) for payment of part or all of the dividends received in respect of securities sold short;

          (vii) in connection with the borrowing or lending of foreign securities; and

          (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

          3.Y.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

3.Y.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

3.Y.6. Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

3.Y.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

3.Y.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Section 3.Y, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

3.Y.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

3.Y.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

3.Y.11 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

3.Y.12. Liability of Custodian. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.


II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Supplement and this Supplement, the terms of this Supplement shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3.X hereof, in the event of any conflict between the provisions of Section 3.X and 3.Y hereof, the provisions of Section 3.X shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK and TRUST COMPANY

By:   /s/
         -----------------------------------------
Name:
Title:

EACH REGISTERED INVESTMENT COMPANY LISTED ON EXHIBIT A

By:   /s/ Thomas B. Winmill
         ---------------------------------------------
Name:    Thomas B. Winmill
Title:   President

                             STATE STREET SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS




Country Eligible Foreign Subcustodian

                                    EXHIBIT A
                     LIST OF REGISTERED INVESTMENT COMPANIES


Bexil Corporation - f/k/a Bull & Bear U.S. Government Securities Fund, Inc. Dollar Reserves, Inc. - f/k/a Bull & Bear Funds II, Inc.
Global Income Fund, Inc. - f/k/a Bull & Bear Global Income Fund, Inc.
Midas Fund, Inc.
Midas Investors Ltd. - f/k/a Bull & Bear Gold Investors
Midas Magic, Inc. - f/k/a Rockwood Fund, Inc.
Midas Special Equities Fund, Inc. - f/k/a Bull & Bear Special Equities Fund,Inc. Midas U.S. and Overseas Fund Ltd. - f/k/a Bull & Bear Funds I, Inc.
Tuxis Corporation - f/k/a Bull & Bear Municipal Income Fund, Inc.

Argentina                          Citibank, N.A.


Australia                          Westpac Banking Corporation


Austria                            Erste Bank der Osterreichischen
                                   Sparkassen AG


Bahrain                            HSBC Bank Middle East
                                   (as delegate of The Hongkong and
                                   Shanghai Banking Corporation Limited)


Bangladesh                         Standard Chartered Bank


Belgium                            Fortis Bank nv-sa


Bermuda                            The Bank of Bermuda Limited


Bolivia                            Citibank, N. A.


Botswana                           Barclays Bank of Botswana Limited


Brazil                             Citibank, N.A.


Bulgaria                           ING Bank N.V.


Canada                             State Street Trust Company Canada


Chile                              Citibank, N.A.

People's Republic                  The Hongkong and Shanghai
of China                           Banking Corporation Limited,
                                   Shanghai and Shenzhen branches


Colombia                           Cititrust Colombia S.A.
                                   Sociedad Fiduciaria

Costa Rica                         Banco BCT S.A.


Croatia                            Privredna Banka Zagreb d.d


Cyprus                             The Cyprus Popular Bank Ltd.


Czech Republic                     Eeskoslovenska Obchodni
                                   Banka, A.S.


Denmark                            Den Danske Bank


Ecuador                            Citibank, N.A.


Egypt                              Egyptian British Bank S.A.E.
                                   (as delegate of The Hongkong
                                   and Shanghai Banking Corporation
                                   Limited)


Estonia                            Hansabank


Finland                            Merita Bank Plc.


France                             BNP Paribas, S.A.


Germany                            Dresdner Bank AG


Ghana                              Barclays Bank of Ghana Limited


Greece                             National Bank of Greece S.A.


Hong Kong                          Standard Chartered Bank


Hungary                            Citibank Rt.

Iceland                            Icebank Ltd.


India                              Deutsche Bank AG

                                   The Hongkong and Shanghai
                                   Banking Corporation Limited

Indonesia                          Standard Chartered Bank


Ireland                            Bank of Ireland


Israel                             Bank Hapoalim B.M.


Italy                              BNP Paribas, Italian Branch


Ivory Coast                        Societe Generale de Banques
                                   en Cote d'Ivoire


Jamaica                            Scotiabank Jamaica Trust and Merchant
                                   Bank Ltd.


Japan                              The Fuji Bank, Limited

                                   The Sumitomo Bank, Limited


Jordan                             HSBC Bank Middle East
                                   (as delegate of The Hongkong and
                                   Shanghai Banking Corporation Limited)


Kenya                              Barclays Bank of Kenya Limited


Republic of Korea                  The Hongkong and Shanghai Banking
                                   Corporation Limited


Latvia                             A/s Hansabanka

Lebanon                           HSBC Bank Middle East
(as delegate of The Hongkong
and Shanghai Banking
Corporation Limited)


Lithuania                         Vilniaus Bankas AB


Malaysia                          Standard Chartered Bank
                                  Malaysia Berhad


Mauritius                         The Hongkong and Shanghai

                                  Banking Corporation Limited


Mexico                            Citibank Mexico, S.A.


Morocco                           Banque Commerciale du Maroc


Namibia                           Standard Bank Namibia Limited
-


Netherlands                       Fortis Bank (Nederland) N.V.


New Zealand                       ANZ Banking Group
                                  (New Zealand) Limited


Norway                            Christiania Bank og
                                  Kreditkasse ASA


Oman                              HSBC Bank Middle East
                                  (as delegate of The Hongkong and
                                  Shanghai Banking Corporation Limited)


Pakistan                          Deutsche Bank AG


Palestine                         HSBC Bank Middle East
                                  (as delegate of The Hongkong and
                                  Shanghai Banking Corporation Limited)


Panama                            BankBoston, N.A.

Peru                              Citibank, N.A.


Philippines                       Standard Chartered Bank


Poland                            Citibank (Poland) S.A.


Portugal                          Banco Comercial Portugues


Qatar                             HSBC Bank Middle East
                                  (as delegate of The Hongkong and
                                  Shanghai Banking Corporation Limited)

Romania                           ING Bank N.V.


Russia                            Credit Suisse First Boston AO - Moscow
                                  (as delegate of Credit Suisse
                                  First Boston - Zurich)


Singapore                         The Development Bank
                                  of Singapore Limited


Slovak Republic                   Eeskoslovenska Obchodni Banka, A.S.


Slovenia                          Bank Austria Creditanstalt d.d. - Ljubljana


South Africa                      Standard Bank of South Africa Limited


Spain                             Banco Santander Central Hispano S.A.


Sri Lanka                         The Hongkong and Shanghai
                                  Banking Corporation Limited


Swaziland                         Standard Bank Swaziland Limited


Sweden                            Skandinaviska Enskilda Banken


Switzerland                       UBS AG


Taiwan - R.O.C.                   Central Trust of China


Thailand                          Standard Chartered Bank

Trinidad & Tobago                 Republic Bank Limited


Tunisia                           Banque Internationale Arabe de Tunisie


Turkey                            Citibank, N.A.


Ukraine                           ING Bank Ukraine

United Kingdom                    State Street Bank and Trust Company,
                                  London Branch


Uruguay                           BankBoston, N.A.


Venezuela                         Citibank, N.A.

Vietnam                           The Hongkong and Shanghai
                                  Banking Corporation Limited

Zambia                            Barclays Bank of Zambia Limited


Zimbabwe                          Barclays Bank of Zimbabwe Limited

                             STATE STREET SCHEDULE B
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS




Country                       Eligible Securities Depositories

Argentina                     Caja de Valores S.A.


Australia                     Austraclear Limited

                              Reserve Bank Information and
                              Transfer System


Austria                       Oesterreichische Kontrollbank AG
                              (Wertpapiersammelbank Division)


Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                              Banque Nationale de Belgique


Brazil                        Companhia Brasileira de Liquidacao e
                              Custodia


Bulgaria                      Central Depository AD
                              Bulgarian National Bank


Canada                        Canadian Depository for Securities Limited


Chile                         Deposito Central de Valores S.A.


People's Republic Shanghai
Securities Central
Clearing & of China
Registration Corporation      Shenzhen Securities Central Clearing Co., Ltd.


Colombia                      Deposito Centralizado de Valores


Costa Rica                    Central de Valores S.A.

Croatia                       Ministry of Finance

                              National Bank of Croatia

                              Sredisnja Depozitarna Agencija d.d.


Czech Republic                Stredisko cennych papiru

                              Czech National Bank


Denmark                       Vaerdipapircentralen (Danish
                              Securities Center)


Egypt                         Misr for Clearing, Settlement,
                              and Depository


Estonia                       Eesti Vaartpaberite Keskdepositoorium


Finland                       Finnish Central Securities
                              Depository


France                        Societe Interprofessionnelle pour la Compensation
des Valeurs Mobilieres


Germany                       Clearstream Banking AG, Frankfurt


Greece                        Bank of Greece,
                              System for Monitoring Transactions in
                              Securities in Book-Entry Form

                              Central Securities Depository
                              (Apothetirion Titlon AE)


Hong Kong                     Central Clearing and Settlement System

                              Central Moneymarkets Unit


Hungary                       Kozponti Elszamolohaz es Ertektar
                              (Budapest) Rt. (KELER)



India                         National Securities Depository Limited

                              Central Depository Services India Limited

                              Reserve Bank of India


Indonesia                     Bank Indonesia

                              PT Kustodian Sentral Efek Indonesia


Ireland                       Central Bank of Ireland
                              Securities Settlement Office


Israel                        Tel Aviv Stock Exchange Clearing
                              House Ltd. (TASE Clearinghouse)


Italy                         Monte Titoli S.p.A.

                              Banca d'Italia


Ivory Coast                   Depositaire Central - Banque de Reglement


Jamaica                       Jamaica Central Securities Depository


Japan                         Japan Securities Depository Center (JASDEC)
                              Bank of Japan Net System


Kenya                         Central Bank of Kenya


Republic of Korea             Korea Securities Depository


Latvia                        Latvian Central Depository



Lebanon                       Custodian and Clearing Center of
                              Financial Instruments for Lebanon
                              and the Middle East (Midclear) S.A.L.

                              Banque du Liban


Lithuania                     Central Securities Depository of Lithuania


Malaysia                      Malaysian Central Depository Sdn. Bhd.

                              Bank Negara Malaysia,
                              Scripless Securities Trading and Safekeeping
System


Mauritius                     Central Depository and Settlement Co. Ltd.

                              Bank of Mauritius


Mexico                        S.D. INDEVAL
                              (Instituto para el Deposito de Valores)


Morocco                       Maroclear


Netherlands                   Nederlands Centraal Instituut voor
                              Giraal Effectenverkeer B.V. (NECIGEF)


New Zealand                   New Zealand Central Securities
                              Depository Limited


Norway                        Verdipapirsentralen (Norwegian Central
                              Securities Depository)


Oman                          Muscat Depository & Securities
                              Registration Company, SAOC



Pakistan                      Central Depository Company of Pakistan Limited

                              State Bank of Pakistan


Palestine                     Clearing Depository and Settlement, a department
                              of the Palestine Stock Exchange


Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A


Philippines                   Philippine Central Depository, Inc.

                              Registry of Scripless Securities
                              (ROSS) of the Bureau of Treasury


Poland                        National Depository of Securities
                              (Krajowy Depozyt Papierow Wartosciowych SA)

                              Central Treasury Bills Registrar


Portugal                      Central de Valores Mobiliarios


Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market


Romania                       National Securities Clearing, Settlement and
                              Depository Company

                              Bucharest Stock Exchange Registry Division

                              National Bank of Romania


Singapore                     Central Depository (Pte) Limited

                              Monetary Authority of Singapore


Slovak Republic               Stredisko cennych papierov

                              National Bank of Slovakia


Slovenia                      Klirinsko Depotna Druzba d.d.


South Africa                  Central Depository Limited

                              Share Transactions Totally Electronic
                              (STRATE) Ltd.


Spain                         Servicio de Compensacion y
                              Liquidacion de Valores, S.A.

                              Banco de Espana,
                              Central de Anotaciones en Cuenta


Sri Lanka                     Central Depository System
                                       (Pvt) Limited


Sweden                        Vardepapperscentralen  VPC AB
                              (Swedish Central Securities Depository)


Switzerland                   SegaIntersettle AG (SIS)


Taiwan - R.O.C.               Taiwan Securities Central
                              Depository Co., Ltd.


Thailand                      Thailand Securities Depository
                              Company Limited


Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des
                              Valeurs Mobilieres



Turkey                        Takas ve Saklama Bankasi A.(a).
                              (TAKASBANK)

                              Central Bank of Turkey


Ukraine                       National Bank of Ukraine


United Kingdom                Central Gilts Office and
                              Central Moneymarkets Office


Venezuela                     Banco Central de Venezuela


Zambia                        LuSE Central Shares Depository Limited

                              Bank of Zambia

TRANSNATIONAL

         Euroclear

         Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                      Brief Description
(Frequency)



The Guide to Custody in World Markets An overview of safekeeping and settlement practices and (annually) procedures in each market in which State Street Bank and Trust
                                       Company offers custodial services.

Global Custody Network Review          Information relating to the operating
-----------------------------          history and structure of depositories and
(annually)                             subcustodians located in the markets in
                                       which State Street Bank and Trust Company offerscustodial services, including transnational depositories.

     Global Legal Survey With respect to each market in which State Street Bank and (annually) Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements            Copies of the subcustodian contracts State
-----------------------            Street Bank and
(annually)                         Trust Company has entered into with each
                                   subcustodian in the markets
                                   in which State Street Bank and Trust
                                   Company offers subcustody services
                                   to its US mutual fund clients.

Network Bulletins (weekly):        Developments of interest to investors in the
                                   markets in which State Street Bank and Trust
                                   Company offers custodial services.

Foreign Custody Advisories (as
necessary):                        With respect to markets in which
                                   State Street Bank and Trust Company
                                   offers custodial services which
                                   exhibit special custody risks,
                                   developments which may impact State
                                   Street's ability to deliver expected
                                   levels of service.